Exhibit 99.1

CONTACT:

Jeff Macdonald

Acorda Therapeutics

(914) 347-4300 ext. 232

jmacdonald@acorda.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics Announces Investigational New Drug Application Accepted for GGF2 for Treatment of Heart Failure

•                                          Investigational New Drug Application (IND) Filed on March 19, 2010

•                                          Phase 1 Clinical Trial Expected to  Begin in Mid-2010 in Heart Failure Patients

HAWTHORNE, N.Y., April 20, 2010 — Acorda Therapeutics, Inc. (Nasdaq: ACOR) today announced plans to initiate a Phase 1 single-dose clinical trial of the Company’s compound, Glial Growth Factor 2 (GGF2), in patients with heart failure in mid-2010, based on an IND filed with the U.S. Food and Drug Administration (FDA) on March 19, 2010. GGF2 has been shown to protect heart muscle and restore cardiac function in preclinical models of heart failure, myocardial infarction and cardiotoxicity.

“This IND is the result of a number of years of research, planning and collaboration. Acorda’s clinical, preclinical and regulatory teams have done an outstanding job designing a development program to explore the potential of GGF2 in heart failure,” said Ron Cohen, M.D., President and CEO of Acorda Therapeutics. “GGF2 may represent a new approach to treating heart failure, and may also have potential applications in neurology, which we hope to investigate in subsequent clinical studies.”

GGF2, which is part of a family of proteins known as neuregulins, has been shown to be pharmacologically active in a number of preclinical models of cardiovascular and central nervous system conditions. GGF2 acts directly on heart muscle cells, or cardiomyocytes. It is believed to improve the heart’s ability to contract by promoting the repair of tissue damage resulting from heart disease or injury. Existing medications for heart failure primarily aim to modify the workload of the heart, rather than promote ventricular repair.

Acorda submitted an IND for GGF2 as a therapy for heart failure, based on extensive research by the Company and both independent and collaborative academic centers. Acorda is also continuing preclinical studies of potential neurology indications for GGF2 and other neuregulin growth factors.

About Acorda Therapeutics

Acorda Therapeutics is a biotechnology company developing therapies for multiple sclerosis, spinal cord injury and other nervous system disorders. The Company’s marketed products include AMPYRA™ (dalfampridine), a potassium channel blocker approved as a treatment to improve walking in patients with multiple sclerosis (MS); this was demonstrated by an improvement in walking speed; and ZANAFLEX CAPSULES® (tizanidine hydrochloride), a short-acting drug for the management of spasticity. The Company’s pipeline includes a number of products in development for the treatment, regeneration and repair of the spinal cord and brain.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including Acorda Therapeutics’ ability to successfully market and sell Ampyra in the United States and to successfully market Zanaflex Capsules, the risk of unfavorable results from future studies of Ampyra, the occurrence of adverse safety events with our products, delays in obtaining or failure to obtain regulatory approval of Ampyra outside of the United States and our dependence on our collaboration partner Biogen Idec in connection therewith, competition, failure to protect Acorda Therapeutics’ intellectual property or to defend against the intellectual property claims of others, the ability to obtain additional financing to support Acorda Therapeutics’ operations, and unfavorable results from our preclinical programs. These and other risks are described in greater detail in Acorda Therapeutics’ filings with the Securities and Exchange Commission. Acorda Therapeutics may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. Acorda Therapeutics disclaims any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.